Exhibit 99.1

December 15, 2010	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Partners to Invest Up to $240 Million in
Cana-Woodford Shale and Granite Wash Plays

Expected to Add 75,000-80,000 Barrels per Day
Of Natural Gas Liquids to Systems

    TULSA, Okla. – Dec. 15, 2010 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest approximately $180 million to $240 million between now and the first half of 2012 for natural gas liquids (NGL) projects in the Cana-Woodford Shale and Granite Wash plays. When completed, the projects are expected to add approximately 75,000 to 80,000 barrels per day (bpd) of raw, unfractionated NGLs to the partnership’s existing NGL gathering systems in the Mid-Continent and the Arbuckle Pipeline.

    “These projects increase our ability to transport raw NGLs from these two important supply areas and better meet the needs of our customers,” said Terry K. Spencer, ONEOK Partners chief operating officer. “Our Arbuckle Pipeline plays an integral role in our ability to deliver NGLs to the Mont Belvieu, Texas, market center.”

    This investment includes:

•
Constructing more than 230 miles of 10- and 12-inch diameter NGL pipelines that will expand the partnership’s existing Mid-Continent NGL gathering system in the Cana-Woodford and Granite Wash areas by connecting to three new third-party natural gas processing facilities being constructed with total capacity of 510 million cubic feet per day (MMcf/d); and to three existing third-party natural gas processing facilities that are being expanded; and

•
Installing additional pump stations on the Arbuckle Pipeline to increase its capacity to 240,000 bpd. The Arbuckle Pipeline is a 440-mile NGL pipeline that extends from southern Oklahoma through the Barnett Shale of north Texas and on to the partnership's fractionation and storage facilities at Mont Belvieu on the Texas Gulf Coast.

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ONEOK Partners to Invest Up to $240 Million in
Cana-Woodford Shale and Granite Wash Plays

    These projects are expected to be completed during the first half of 2012. The additional raw NGLs from these natural gas processing plants will be fractionated at either the partnership’s fractionation facilities or by third parties.

    In aggregate, these projects are expected to generate EBITDA (earnings before interest, taxes, depreciation and amortization) multiples of four to six times. The incremental fee-based earnings from these projects are expected to increase distributable cash flow and value to unitholders.

    ONEOK Partners owns a natural gas liquids system in the Mid-Continent and Gulf Coast, which includes fractionators and storage in Mont Belvieu, Texas; Bushton, Conway and Hutchinson, Kan.; and Medford, Okla. It also owns interstate natural gas liquids distribution pipelines between Conway and Mont Belvieu, and NGL and refined petroleum products distribution pipelines that connect its Mid-Continent NGL infrastructure to Midwest markets, including Chicago.

    In addition to these projects, the partnership has already announced in 2010 approximately $1.3 billion to $1.6 billion in growth projects that include:

•	Construction of two 100 MMcf/d natural gas processing facilities in the Bakken Shale in the Williston Basin in North Dakota, and related infrastructure;
•
Construction of a 525- to 615-mile NGL pipeline to transport unfractionated NGLs produced from the Bakken Shale in the Williston Basin to the Overland Pass Pipeline, a 760-mile NGL pipeline extending from southwestern Wyoming to Conway, Kan.;

•	Related capacity expansions for ONEOK Partners’ 50-percent interest in the Overland Pass Pipeline to transport the additional unfractionated NGL volumes from the new Bakken Pipeline;
•	Expansion of the partnership’s fractionation capacity at Bushton, Kan., by 60,000 bpd to accommodate the additional NGL volumes from Overland Pass Pipeline;
•	Installation of seven additional pump stations along the existing Sterling I NGL distribution pipeline, increasing its capacity by 15,000 bpd; and
•	Other investments in the Woodford Shale in Oklahoma, with projects in both the natural gas gathering and processing and the natural gas liquids segments.

NON-GAAP FINANCIAL MEASURES

    ONEOK Partners has disclosed in this news release anticipated EBITDA and Distributable Cash Flow (DCF) levels that are non-GAAP financial measures. EBITDA and DCF are used as measures of the partnership’s financial performance. EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction. DCF is defined as EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash and certain other items.

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ONEOK Partners to Invest Up to $240 Million in
Cana-Woodford Shale and Granite Wash Plays

    The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

    EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

    These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

The forward looking statements in this news release relating to the estimated costs and completion schedules as well as anticipated EBITDA and distribution levels with respect to the referenced growth construction projects are subject to known and unknown risks, uncertainties and other factors that may cause actual project costs and completion schedules and associated EBITDA and distribution levels to be materially different from those included in the forward looking statements. These risks and uncertainties include, but are not limited to, timely receipt of necessary governmental approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete these projects within budget and on schedule.

OKS-PP OKE-PP